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                              FORM OF EMPLOYMENT AGREEMENT

    AGREEMENT dated as of the ____ day of ____________, 1998 between ELECTRONICS BOUTIQUE HOLDINGS CORP., a Delaware corporation (the "Company"), and JOSEPH J. FIRESTONE (the "Executive").

    WHEREAS, the Executive has been employed by the Company since
_______________; and

    WHEREAS, the Company is in the process of an initial public offering of its capital stock (the "IPO");

    WHEREAS, the Company and Executive mutually desire to enter into this Agreement with respect to Executive's continued employment with the Company on the terms set forth herein; and

    WHEREAS, in consideration for Executive's execution of this Agreement, the Company will grant to Executive options to purchase $6,000,000 of shares of the Company's Capital Stock, valued using the IPO price, pursuant to Paragraph 4 hereof.

    NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Company and Executive agree as follows:

    1. EMPLOYMENT AND TERM. The Company agrees to continue to employ Executive and Executive agrees to continue to serve the Company as its President and Chief Executive Officer, or in such other executive positions as may be mutually agreed upon by Executive and the Company, during the Term (as defined below). The term of this Agreement (the "Term") shall commence on the date of the completion of the IPO, and end on the date which is the third year anniversary thereof. For the two (2) year period commencing as of the end of the Term (the "Renewal Term"), Executive will continue as President and Chief Executive Officer if the Board of Directors so determines or will be a consultant to the Board of Directors.

    2. DUTIES. During the Term and the Renewal Term, Executive agrees to serve the Company faithfully and to the best of his ability; to devote his entire working time, energy and skill (except for illness or incapacity and except for vacation time as provided herein) to such employment; to use his best efforts, skills and ability to promote its interests and to perform such duties as from time to time may be assigned to him, subject to Section 3 hereof. Notwithstanding the foregoing, Executive may engage in charitable and public and industry service activities so long as such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement.

    3. RESPONSIBILITIES. Executive's area of responsibility during the Term shall be that of President and Chief Executive Officer, or such other executive position as may be mutually agreed upon by Executive and the Company, and during the Term, the Company shall not assign any duties

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to or remove any duties from Executive inconsistent therewith and, further, the
Company shall at all times provide Executive with such executive powers and authority as shall reasonably be required to enable him to discharge such duties in an efficient manner, together with such facilities and services as are suitable or customary to such position. During the Term and the Renewal Term, Executive shall report directly to the Board of Directors.

    4. COMPENSATION. The Company agrees to pay Executive as compensation for all duties performed by him in any capacity during the Term under this Agreement:

         (a) base salary ("Base Salary"), payable in accordance with the Company's normal payroll practices, at the annual rate of Five Hundred Thousand ($500,000.00) Dollars, subject to such adjustments as the Board of Directors or a committee thereof shall approve.

         (b) a bonus (the "Bonus") payable in cash, determined pursuant to a bonus program adopted by the Board of Directors that will have a target amount of 100% of Base Salary with objectives to be established in the approved program.

         (c) a grant of options to purchase shares of common stock of the Company in an amount equal to $6,000,000 (valued at the IPO price), which option vests over three (3) years pursuant to the 1998 Equity Participation Plan, as more fully set forth in the Stock Option Agreement being executed concurrently by the Company and the Executive.

         (d) from time to time, Executive shall also be eligible to participate prospectively in the 1998 Equity Participation Plan of the Company, in the amounts determined by the Board of Directors committee which administers the 1998 Equity Participation Plan.

    During the Renewal Term, the Company agrees to pay Executive as compensation for all duties performed in any capacity under this Agreement, a base salary at an annual rate of $500,000, payable in accordance with the Company's normal payroll practices. No other compensation or benefits shall be paid to Executive during the Renewal Term, except as required by law or as otherwise set forth herein.

    5. BENEFITS; REIMBURSEMENT OF EXPENSES; VACATION. Executive shall also be entitled to:

         (a) during the Term only, participate in all of the benefit programs which are presently or may hereafter be provided by the Company including, without limitation, all stock option, pension, thrift, incentive, deferred compensation, retirement, health insurance and life insurance programs (collectively, the "benefit programs"), which includes specifically (i) the policies of "key man" insurance, if any, on Executive's life, payable at $1 million to each of the Company and the Executive, and (ii) the deferred compensation plan presently existing between the Company and the Executive;


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         (b) during the Term and the Renewal Term, reimbursement by the Company of all expenses reasonably incurred by him in connection with the performance of his duties including, without limitation, travel and entertainment expenses reasonably related to the business or interests of the Company, upon submission by him of written documentation of such expenses;

         (c) during the Term and the Renewal Term, a vacation of five (5) weeks each year at such time or times as he shall reasonably determine; and

         (d) during the Term and the Renewal Term, have the Company pay the reasonable costs and expenses of a leased automobile for Executive, commensurate with an automobile for a person with Executive's position, including the reasonable expense of maintaining and operating the automobile for business and personal use, in accordance with Company policies.

    6. DISABILITY OR DEATH.

         (a) If, during the Term of this Agreement, Executive becomes disabled or incapacitated as determined under the Company's Long Term Disability Policy ("Permanently Disabled"), the Company shall have the right at any time thereafter, so long as Executive is then still Permanently Disabled, to terminate this Agreement. If the Company elects to terminate this Agreement by reason of Executive becoming Permanently Disabled, the Company, for the unexpired Term of this Agreement, shall (whether or not such benefits are covered under the Company's Long Term Disability Policy) continue to pay:

              (i) to Executive, sixty percent (60%) of his Base Salary (through insurance or otherwise) at the rate in effect on the date of such termination, such payments to be made as set forth in Section 4;

              (ii) in the event of Executive's death after such termination for Permanent Disability, then to the persons and in the manner set forth in subparagraph (c) of this Section 6, an amount per annum equal to sixty percent (60%) of Executive's Base Salary at the rate in effect on the date this Agreement is terminated by the Company, such payments to be made as set forth in
Section 4; or

              (iii) if, and so long as, the Company does not elect to terminate this Agreement as a result of Executive's Permanent Disability, this Agreement shall continue in full force and effect and Executive shall be entitled to all benefits including compensation as set forth herein.

         (b) If Executive dies during the Term, this Agreement shall automatically terminate, and the Company shall pay to the persons set forth in Subparagraph (c) of this Section 6, all accrued but unpaid salary, bonus (calculated for the then current year prorated up to the date of death), benefits and other amounts, as required by law.


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         (c) Any payments to be made pursuant to subparagraph (a) or (b) of this
Section 6 to persons other than Executive in the event of the death of Executive shall be made to Executive's designated beneficiaries or, if no such designation has been made and Executive's spouse survives Executive, then the payments shall be made to Executive's spouse, and if such spouse subsequently dies before all such payments are made, the remaining payments shall be made to the estate of Executive's spouse. If Executive is not survived by a spouse, then the payments shall be made among Executive's issue who survive Executive, PER STIRPES, and if any individual who is issue of Executive and who as of the date of death of Executive is entitled to receive payments dies after Executive's death, the payments which such issue would have been entitled to receive shall be made to his or her estate. If at the date of Executive's death Executive is not survived by any spouse, or any issue, then the payments shall be made to Executive's estate.

    7. CONFIDENTIAL INFORMATION; CONFLICT OF INTEREST; NON-COMPETE.

         (a) Without the express prior written consent of the Board of Directors, Executive shall not disclose or make available to anyone outside the Company, its subsidiaries or affiliated corporations or entities any confidential or proprietary information of, or concerning, the Company, including, without limitation, trade secrets, knowhow, customer lists, inventions or other information not generally known or reasonably available to any competitor of the Company, its subsidiaries or affiliated corporations or entities.

         (b) In consideration of the compensation, grant of stock options and other benefits payable to Executive hereunder, Executive agrees that he shall not, without the prior written consent of the Company, engage in the management of or advising the management of any entity engaged in a manner similar to the Company in the retail distribution and sale of video games and entertainment, personal computers, computer software or computer accessories (the "Prohibited Business") during the Term, the Renewal Term, and for a three year period following the Renewal Term (the "Non-Compete"). Executive shall be regarded as engaged in a Prohibited Business if he engages as partner, owner, agent, representative, executive, officer, director or consultant or participates, directly or indirectly, whether through investment, partnership, license, joint venture, or otherwise, in any Prohibited Business. Nothing set forth above shall be deemed to prevent Executive, from merely acquiring or owning for investment purposes only five percent (5%) or less of any entity, whether public or private, regardless of the business in which such entity is engaged, except to the extent such ownership violates any state or federal law, rule or regulation governing the issuance, purchase or sale of securities. No such acquisition or ownership shall be made during the Term or the Renewal Term by Executive to the extent such ownership exceeds the percentage ownership Executive has in the Company.

         (c) Executive shall not, directly or indirectly, engage in any or have an interest, financial or otherwise, in any other business enterprise which interferes or is likely to interfere with Executive's independent exercise of judgment in the Company's best interests. Executive will not undertake involvement in any outside business interest without first assuring that no conflict of interest exists and obtaining prior written approval of the Board of Directors of the Company to


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undertake the contemplated involvement. Executive acknowledges that he has a continuing responsibility for insuring that no outside business interest in which Executive presently is involved or in the future may be involved is detrimental to the interests of the Company.

         (d) Upon the termination of this Agreement (including the Renewal Term) or earlier as provided herein, Executive shall be permitted to act as a consultant to any entity as to any business or investment other than a Prohibited Business.

    8. TERMINATION. In addition to the provisions of Section 1 hereof, this Agreement may be terminated prior to the expiration of its Term or the Renewal Term as follows:

         (a) Automatically upon Executive's death (in which event the provisions of Section 6 shall be applicable if the death occurs during the Term);

         (b) Upon notice from the Company upon Executive's Permanent Disability (in the event of the Company elects to terminate Executive's employment pursuant to the provisions of Section 6 if Permanent Disability occurs during the Term);

         (c) Upon thirty (30) days' prior written notice from the Company for "cause," which for purposes hereof shall mean that (i) Executive has been found guilty of committing any felony, or (ii) in the reasonable judgment of the Board, Executive has been negligent or has committed willful misconduct in carrying out his duties hereunder (unless Executive cures such breach, or has taken substantial and continuing actions to cure such breach, within such thirty
(30) day notice period);

         (d) Upon thirty (30) days notice from Executive upon the Company's breach of any material provision of this Agreement (unless the Company cures such breach within the thirty (30) notice period). Without limiting the generality of the foregoing, it is acknowledged and agreed that Sections 2, 3, 4, 5 and 8 of this Agreement are material provisions of this Agreement; or

         (e) If during the Term, upon notice from Executive following a "change in control". "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions.

              i. any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding, securities through a transaction which the Board does not recommend or approve or through a negotiated sale of securities to any person or persons who is considered hostile; or

              ii. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of

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Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved hy the Board.

    9. WRONGFUL TERMINATION; COMPANY BREACH; CHANGE IN CONTROL. In the event of the termination of this Agreement by Executive pursuant to paragraph (d) or (e) of Section 8, or in the event of termination of this Agreement by the Company other than pursuant a notice of termination under paragraph (b) or (c) of
Section 8, Executive shall be entitled to receive all of the compensation and benefits provided herein until the later of (i) the date the Term or Renewal Term would have expired absent any termination of this Agreement, or (ii) twelve
(12) months from the effective date of such termination. In no event will an amount be payable to Executive in excess of $100 less than the maximum amount of compensation deductible to the Company under Section 280G of the Internal Revenue Code of 1986, as amended. If the Company and Executive shall become involved in a dispute relating to any alleged breach of this Agreement by the Company or Executive, the dispute shall be submitted to binding arbitration by the AAA in Philadelphia, Pennsylvania upon the demand of either party, the results of which may be transferred to a court of competent jurisdiction and entered of record as a judgment upon which execution may issue. If Executive substantially prevails (by judgment, settlement or otherwise) in such dispute, the Company shall reimburse Executive for all reasonable costs (including reasonable fees and disbursements of counsel) incurred by him in connection with such dispute upon presentation to the Company of evidence of such costs. Nothing herein shall prevent either party from going directly to a court of competent jurisdiction for any form of injunctive or other equitable relief, whereby the other party shall not have any right to mandate the arbitration provisions.

    10. TERMINATION OF PRIOR AGREEMENTS. This Agreement expressly supersedes all agreements and understandings between the parties regarding the subject matter hereof and any such agreement or understanding is terminated as of the date the IPO is completed.

    11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereof, their respective legal representatives and to any successor of the Company, which successor shall be deemed substituted for the Company under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

    12. WAIVER OF BREACH. The waiver by the Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach. The Executive consents to the assignment of this Agreement to any successor who or which agrees to be bound by all of its provisions without modification averse to the Executive.


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    13. NOTICES. Any notice required or permitted to be given hereunder shall be sufficient if in writing and if sent by registered or certified mail to Executive at his residence or to the Company at its principal place of business.

    14. ENTIRE AGREEMENT. This document contains the entire agreement of the parties and may not be changed except in a writing signed by both parties.

    15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania as applied to contracts executed and performed wholly within the Commonwealth of Pennsylvania.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                          ELECTRONICS BOUTIQUE HOLDINGS
                          CORP.


                          By:
                            ---------------------------------


                          EXECUTIVE:


                          --------------------------------------
                          JOSEPH J. FIRESTONE


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